Exhibit 10.146

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Third Amendment”) is made and entered into as of the 21st day of October, 2008, by and among by the selling parties identified on Seller Information Schedule attached as Schedule 1 to the Agreement (as that term is defined below) each having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a “Seller” and collectively “Sellers”), and JRK BIRCHMONT ADVISORS, LLC, a Delaware limited liability company and JRK PROPERTY HOLDINGS, INC., a California corporation, each having a principal address at 11766 Wilshire Boulevard, Suite 1450, Los Angeles, California 90025 (collectively as “Purchaser”), or its permitted assignee or assignees as provided in Section 14.4 of the Agreement.

RECITALS

A.        Sellers and Purchaser are parties to that certain Agreement for Purchase and Sale and Joint Escrow Instructions, dated September 29, 2008 (the “Agreement”) pertaining to the purchase and sale of those certain real properties located in Georgia more particularly described on Exhibits A-1 through A-2 attached to the Agreement (the “Properties”).

B.         Sellers and Purchaser intend to modify the Agreement as more particularly described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchaser hereby agree as follows:

1.                  Capitalized Terms.  All capitalized terms and phrases used herein but not otherwise defined shall have the same meanings given to them in the Agreement.

2.                  Seller Financing.  A new Section 4.7 to the Agreement is hereby added as follows:

Seller Financing.  At Closing, the Belmont Place Seller (or such other AIMCO-affiliated entity as such Seller may select) will offer partial financing to the applicable Purchaser’s Designated Entity for Purchaser’s acquisition of the Belmont Place Property (the “Seller Loan”).  The Seller Loan shall be in an amount equal to $2,250,000.  The applicable Seller and Purchaser shall cooperate, using commercially reasonable efforts, to obtain the consent of the applicable Assumption Lender to (a) the recording of a second lien mortgage or deed of trust, as applicable, against the applicable Property as security for the Seller Loan; and (b) authorization for AIMCO or its designated affiliate to assume management responsibilities at the applicable Property in the event of a default by Purchaser (or the applicable Purchaser’s Designated Entity) under the applicable Seller Loan (regardless of whether a default has occurred under the senior Assumed Loan).  In the event the parties are unable to obtain an Assumption Lender’s consent to the imposition of a second lien on the applicable Property, such Seller Loan shall be secured by a pledge of 100% of the ownership interests in such Purchaser’s Designated Entity owning such Property and providing, without limitation, for AIMCO or its designated affiliate to assume management of the applicable entity and of the Property upon a default under such Seller Loan.  Interest shall be payable on the Seller Loan at a rate of 3.5% for the first three (3) years and at a rate of 4% each year thereafter until maturity.  Prior to the Closing Date, Purchaser and Sellers shall agree upon the forms of the loan documents to be executed by the parties with respect to the Seller Loan (including, without limitation, promissory notes, which shall not be subject to offset) (collectively, the “Loan Documents”).

3.                  Related Changes.  As a result of the addition of Section 4.7 to the Agreement set forth above:

(a)                A new Section 6.3(h) is hereby added to the Agreement as follows and the existing Section 6.3(h) is hereby redesignated Section 6.3(i):

“If applicable and only with respect to the Belmont Place Property, the Loan Documents to be executed by the Belmont Place Seller (or such other AIMCO-affiliated entity as such Seller may select); and”

(b)               A new Section 6.4(g) is hereby added to the Agreement as follows and the existing Section 6.4(g) is hereby redesignated Section 6.4(h):

“If applicable and only with respect to the Belmont Place Property, the Loan Documents to be executed by Purchaser or Purchaser’s Designated Entity, as applicable; and”

4.                  Counterparts.  This Third Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

5.                  Ratification.  Except as expressly set forth in this Third Amendment, all other terms and conditions of the Agreement shall remain unmodified, the same being ratified, confirmed and republished hereby.

6.                  Governing Law.  This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

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NOW, THEREFORE, the parties hereto have executed this Third Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions as of the date first set forth above.

Sellers:

BELMONT PLACE APARTMENTS:

FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership

By:       CONCAP EQUITIES, INC., a Delaware
            corporation, its general partner

            By:  /s/Brian J. Bornhorst

            Name:  Brian J. Bornhorst

            Title:  Vice President

LAUREL HILLS PRESERVE APARTMENTS:	AMBASSADOR IV, L.P., a Delaware limited partnership By: AMBASSADOR IV, INC., a Delaware corporation, its general partner By: /s/Brian J. Bornhorst Name: Brian J. Bornhorst Title: Vice President

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Purchaser:

JRK PROPERTY HOLDINGS, INC.,
a California corporation

By:  /s/Jay Schulman
Name:  Jay Schulman
Title:  President

JRK BIRCHMONT ADVISORS LLC,
a Delaware limited liability company

By:   JRK Birchmont Capital Partners LLC,
a California limited liability company,
its Managing Member

By:   JRK Property Holdings, Inc.,
a California corporation,
its Manager

By:  /s/Jay Schulman
Name:  Jay Schulman
Title:  President